Exhibit 3.3

AMENDED AND RESTATED BYLAWS

OF

CIMAREX ENERGY CO.

Adopted as of October 1, 2021

PREAMBLE

These Bylaws contain provisions for the regulation and management of the affairs of Cimarex Energy Co., a Delaware corporation (the “Corporation”). They are based in part upon provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and the Certificate of Incorporation of the Corporation (the “Certificate”) in effect on the date of adoption. If these Bylaws conflict with the DGCL or the Certificate as the result of subsequent changes in the DGCL, an intervening amendment of the Certificate or otherwise, the DGCL and the Certificate shall govern. In using these Bylaws, reference should also be made to the then current provisions of the laws of Delaware, the DGCL and the Certificate.

Article I
OFFICES AND CORPORATE SEAL

Section 1.                Registered Office. The registered office of the Corporation within the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) shall from time to time determine or the business of the Corporation may require.

Section 2.                Corporate Seal. The seal of the corporation shall have inscribed thereon the word “Seal.” The Board shall have power to alter the same at its pleasure.

Article II
SHARES AND TRANSFER THEREOF

Section 1.                Share Certificates. The shares of the Corporation shall be represented by certificates; provided that the Board may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board. Every holder of shares of capital stock of the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation representing the number of shares registered in certificate form. In case any officer who has signed a certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issue.

Section 2.                Issuance of New Certificate. No new certificates evidencing shares or uncertificated shares shall be issued unless and until the old certificate or certificates, in lieu of which the new certificate or uncertificated shares are issued, shall be surrendered for cancellation, except as provided in Section 3 of this Article II.

Section 3.                Lost or Destroyed Certificates. In case of loss or destruction of any certificate of shares, another certificate or uncertificated shares may be issued in its place upon satisfactory proof of such loss or destruction and, at the discretion of the Corporation, upon giving to the Corporation a satisfactory bond of indemnity issued by a corporate surety in an amount and for a period satisfactory to the Board.

Article III
STOCKHOLDERS AND MEETINGS THEREOF

Section 1.                Stockholders of Record. Only stockholders of record on the books of the Corporation shall be entitled to be treated by the Corporation as holders-in-fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm, or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by state law.

Section 2.                Location of Stockholder Meetings. Meetings of stockholders shall be held at the principal office of the Corporation or at such other place, either within or without of the state of its incorporation, as may be designated in the notice of meeting. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communications authorized by and in accordance with Section 211(a)(2) of the DGCL.

Section 3.                Annual Meeting of Stockholders. In the absence of a resolution of the Board providing otherwise, the annual meeting of stockholders of the Corporation for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held on September 1, if the same is not a legal holiday, and if a legal holiday, then on the next succeeding business day. If a quorum is not present, the meeting may be adjourned from time to time.

Section 4.                Special Meetings of Stockholders. Special meetings of stockholders may be called by the Chairman of the Board, the President, or the Board.

Section 5.                Notice of Stockholder Meetings. Written or printed notice stating the place, day, and hour of the stockholders’ meeting, and the means of remote communication, if any, and in case of a special meeting of stockholders, the purpose or purposes for which the meeting is called, shall be delivered, except as otherwise required by applicable law, not less than ten days nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, the Board, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at such person’s address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If a quorum for the transaction of business shall not be represented at the meeting, the meeting shall be adjourned by the stockholders present.

Section 6.                Quorum and Action of Stockholders. A quorum at any meeting of stockholders shall consist of a majority of the shares of the Corporation entitled to vote thereat, represented in person or by proxy. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by law, the Certificate or these Bylaws and except for the election of directors. Directors shall be elected by a plurality of votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 7.                Proxies.

(a)               Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such person by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

(b)               Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder by proxy, pursuant to subsection (a) of this Section 7, the following shall constitute a valid means by which a stockholder may grant such authority.

(1)	A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or its authorized officer, director, employee, or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(2)	A stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams, or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

Any copy, facsimile telecommunication, or other reliable reproductions of the writing or transmission created pursuant to subsection (b) of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or transmission.

A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long, as it is coupled with an interest sufficient in accordance with applicable law to support an irrevocable power.

Section 8.                Consent in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders or members who have not consented in writing.

Article IV
DIRECTORS, POWERS, AND MEETINGS

Section 1.                Board of Directors. The business and affairs of the Corporation shall be managed by a board of one or more persons who need not be stockholders of the Corporation or residents of the state of incorporation unless required by state law, and who shall be elected at the annual meeting of stockholders or any adjournment thereof. The number of directors that shall constitute the whole Board initially shall be two, and the number of directors may be increased or decreased by action of the stockholders from time to time. Directors shall hold office until the next succeeding annual meeting of stockholders or until their earlier resignation or removal or until their successors have been elected and qualified; provided, however, no provision of this Section 1 shall be restrictive upon the right of the Board to fill vacancies or upon the right of stockholders to remove directors as is hereinafter provided.

Section 2.                Annual Meeting of Board of Directors. A regular meeting of the Board for the purpose of electing officers and the transaction of such other business as may come before the meeting shall be held at the same place as, and immediately after, the annual meeting of stockholders, and no notice shall be required in connection therewith.

Section 3.                Special Meetings of Board of Directors. Special meetings of the Board may be called at any time by the Chairman of the Board, the Vice Chairman, if there is one, or a majority of the directors in office and may be held within or outside the state of incorporation. Notice need not be given. Special meetings of the Board may be held at any time that all directors are present in person, and presence of any director at a meeting shall constitute waiver of notice of such meeting, except as otherwise provided by law. Unless specifically required by the DGCL, the Certificate, or these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 4.                Quorum. A quorum at all meetings of the Board shall consist of a majority of the number of directors then fixed by these Bylaws or by action of the Board, but a smaller number may adjourn from time to time without further notice, until a quorum be secured. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by the Certificate, these Bylaws, or the DGCL.

Section 5.                Vacancies. Any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of such person’s predecessor in office, and shall hold such office until such person’s earlier resignation or removal or until such person’s successor has been elected and qualified. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of the directors then in office or by an election at an annual meeting or at a special meeting of stockholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders or until such person’s successor has been elected and qualified.

Section 6.                Compensation of Directors. Directors may receive such fees as may be established by appropriate resolution of the Board for attendance at meetings of the Board, and in addition thereto, may receive reasonable traveling expense, if any is required, for attendance at such meetings.

Section 7.                Executive Committee. The Board may, by resolution passed by a majority of the whole Board, designate an Executive Committee (the “Committee”) to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of the Committee, who may replace any absent or disqualified member at any meeting of the Committee. In the absence or disqualification of a member of the Committee, the member or members present at any meeting and not disqualified from voting, whether or not such person(s) constitute(s) a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. The Committee shall have and may exercise to the fullest extent permitted by the DGCL, all the powers and authority of the Board in the management of the business and affairs of the Corporation, may act by and execute written consents, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 8.                Removal of Directors. Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as follows: (1) Unless the Certificate otherwise provides, in the case of a corporation whose Board is classified, stockholders may effect such removal only for cause; or, (2) In the case of a corporation having cumulative voting, if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against such person’s removal would be sufficient to elect such person if then cumulatively voted at an election of the entire Board, or, if there be classes of directors, at an election of the class of directors which such person is a part.

Section 9.                Meetings by Telephone. Members of the Board may participate in and act at any meeting of the Board through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person(s) so participating.

Section 10.            Action Without a Meeting. Any action which is required to be taken at a meeting of the directors, or of any committee of the directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, are signed by all of the members of the board or of the committee as the case may be. The consents shall be filed in the corporate records. Action taken is effective when all directors or committee members have signed the consent, unless the consent specifies a different effective date. Such consent has the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document.

Article V
OFFICERS

Section 1.                General. The officers of the Corporation shall be chosen by the Board and shall be a President and a Secretary. The Board, in its discretion, may also choose a Chairman of the Board, Chief Executive Officer (who must be a director), one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers, and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by applicable law, the Certificate or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board and the Chief Executive Officer, need such officers be directors of the Corporation.

Section 2.                Election. The Board at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected by the Board may be removed at any time by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board. The salaries of all officers of the Corporation shall be fixed by the Board.

Section 3.                Powers and Duties. The officers of the Corporation shall respectively exercise and perform the respective powers, duties, and functions as are stated below, and as may be assigned to them by the Board.

(a)               Chairman of the Board. The Chairman of the Board, if there is one, shall preside at all meetings of the Board and shall also perform such other duties and may exercise such other powers as may be assigned to him by these Bylaws or the Board.

(b)               Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have, subject to the direction of the Board, general control and management of the Corporation’s business and affairs and shall also see that all the policies and resolutions of the Board are carried into effect, subject, however, to the right of the Board to delegate any specific powers, except such as may be by statute exclusively conferred on the President or on any other officer or officers of the Corporation. The Chief Executive Officer shall preside at all meetings of the Board at which he may be present and the Chairman of the Board may be absent.

(c)               President. The President shall perform those duties that shall be specifically assigned to him from time to time by the Board. To the extent the President is not also the Chief Executive Officer, in the absence of the Chief Executive Officer or in the event of his death, inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting shall have the powers of and be subject to all the restrictions upon the Chief Executive Officer.

(d)               Vice Presidents. At the request of the President or in his or her absence or in the event of his or her inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board) shall perform the duties of the President, and when so acting, shall have all the powers and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board from time to time may prescribe. If there be no Vice President, the Board shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

(e)               Secretary. The Secretary shall attend all meetings of the Board and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when requested by the Board or committee. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or Chief Executive Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board, and if there be no Assistant Secretary, then either the Board or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

(f)                Assistant Secretary. Except as otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board, the Chief Executive Officer, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

(g)               Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board, at its regular meetings, or when the Board so requests, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of.

(h)               Assistant Treasurer. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board, the Chief Executive Officer, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under control of the Assistant Treasurer belonging to the Corporation.

(i)                 Additional Officers. Any additional officers elected or appointed by the Board shall have such titles and perform such duties as may be assigned by the Board.

Section 4.                Compensation of Officers. All officers of the Corporation may receive salaries or other compensation if so ordered and fixed by the Board. The Board shall have authority to fix salaries in advance for stated periods or render the same retroactively as the Board may deem advisable.

Section 5.                Delegation of Duties. In the event of absence or inability of any officer to act, the Board may delegate the powers or duties, in addition to any other powers or duties specifically authorized in this Article V, of such officer to any other officer, director, or person whom it may select.

Section 6.                Removal of Officers. Any officer or agent may be removed by the Board, at a meeting called for that purpose, whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not, of itself, create contract rights.

Article VI
FINANCE

Section 1.                Deposits and Withdrawals; Notes and Commercial Paper. The monies of the Corporation shall be deposited in the name of the Corporation in such bank(s) or trust company(ies), as the Board shall designate, and may be drawn out only on checks signed in the name of the Corporation by such person(s) as the Board, by appropriate resolution, may direct. Notes and commercial paper, when authorized by the Board, shall be signed in the name of the Corporation by such officer(s) or agent(s) as shall thereunto be authorized from time to time.

Section 2.                Fiscal Year. The fiscal year of the Corporation shall be January 1 to December 31 or as determined by resolution of the Board.

Article VII
WAIVER OF NOTICE

Any stockholder, officer, or director may waive, in writing, any notice required to be given by state law or under these Bylaws, whether before or after the time stated therein.

Article VIII
INDEMNIFICATION

Section 1.                Power to Indemnify in Actions, Suits or Proceedings Other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.                Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper..

Section 3.                Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.  Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.  To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4.                Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise.  The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent.  The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be.

Section 5.                Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may commence an action in to the Court of Chancery of the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII.  The basis of such indemnification by the Court of Chancery of the State of Delaware shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be.  Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such action or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct.  Notice of any action for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such action.  If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such action.

Section 6.                Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

Section 7.                Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate or any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 8.                Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 9.                Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent or a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 10.            Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11.            Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of the Corporation.

Section 12.            Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

Article IX
AMENDMENTS

These Bylaws may be altered or repealed, and new Bylaws made, by the Board, but the stockholders may make additional Bylaws and may alter and repeal Bylaws whether adopted by them or otherwise as provided in the Certificate.